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                                                                   EXHIBIT 10.23


                             JOINT VENTURE AGREEMENT
                                FOR OPERATION OF
                      MIAMI AIRPORT DUTY FREE JOINT VENTURE


This Joint Venture Agreement is made as of this 31st day of August, 1995, by and among Greyhound Leisure Services, Inc. ("GLSI") Century Duty Free, Inc., Media Consultants, Inc., Maria J. Argudin, and Bayside Company Store d/b/a Bayside To Go, Inc., all of whom intend to participate in the operation of the joint venture herein described ("Venture" herein).

1.       ASSOCIATION, NAME, PURPOSES.

         1.1. ASSOCIATION. The parties hereto ("Members") hereby associate themselves as partners to operate the Venture. The Members from time to time hereafter, as may be required by law, shall execute all amendments to this Agreement, and do all acts as may be appropriate to comply with all applicable law in the organization and operation of the Venture.

         1.2. GOVERNING LAW. The Venture has been formed pursuant to the Florida Uniform Partnership Act, Florida Statutes Sections 620.56-620.77 ("Act"), and should any provision of this Agreement conflict with the Act, the Act shall be controlling as to such provision but only to the extent of the conflict.

         1.3. PARTNERSHIP ATTRIBUTES. It is the intent of the Members hereto that Venture shall be operated in a manner consistent with its treatment as a "partnership" for all purposes, including federal and state income tax purposes. No Member shall take any action inconsistent with this expressed intention.

         1.4. NAME. The name of the Venture shall be Miami Airport Duty Free Joint Venture.

         1.5. PLACE OF BUSINESS. The principal place of business of Venture shall be 8052 N.W. 14th Street, Miami, Florida 33126-1612, or such other place as the Manager shall determine in its sole discretion.

         1.6. PURPOSE. Venture has been established to operate a retail shop concession or concessions at the Miami International Airport ("Airport") at Miami, Florida, bidding for which currently is pending PMD No. 000036 ("Concession") to operate pursuant to an agreement between Dade County, Florida, and Venture for the Concession ("Concession Agreement") and to engage in any activities that are related to the accomplishment of such purpose.


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         1.7. TERM. This Agreement shall be effective as of June 21, 1995. The
         Venture shall continue in existence until such time as the Venture fails to be awarded the Concession or no longer has the right to operate the Concession, unless sooner dissolved and terminated as specifically provided for in this Agreement. It is understood by the Members that this Agreement and the Venture shall continue in existence throughout any renewals or extension of the Concession to the Venture.

         1.8. MEMBERS. The name and address of each of the Members of Venture are:

                        Greyhound Leisure Services, Inc.
                        8052 N.W. 14th Street
                        Miami, Florida 33126-1612

                        Century Duty Free, Inc.
                        901 SW 69 Avenue
                        Miami, FL 33144

                        Media Consultants, Inc.
                        1150 NW 72 Avenue, Suite 760
                        Miami, FL 33126

                        Maria J. Argudin, Individually
                        545 W. Park Drive #5
                        Miami, FL 33172

                        Bayside Company Store, Inc.
                        d/b/a Bayside To Go
                        401 Biscayne Blvd. #P107
                        Miami, FL 33132

         1.9. AGENT FOR SERVICE OF PROCESS. The name and business address of the agent for service of process for Venture is CT Corp., 1200 South Pine Island Road, Plantation, Florida 33324, or such other person as Manager shall appoint from time to time.

         1.10. MANAGEMENT. The affairs of Venture shall be conducted by GLSI as Manager, subject to the provisions of Section 3 hereof, to hold such authority until its successor is appointed by the Members.



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2.       CAPITALIZATION.

         2.1. CAPITAL CONTRIBUTIONS; CAPITAL INTERESTS. Each Member shall make the following contributions of property to the Venture on or before December 1, 1995, herein referred to as "Interest" or "Capital Interest".

            GLSI                       $8,118,000, being a 66%
                                       interest in the capital of
                                       Venture Capital Interest.

            Century Duty Free, Inc.    $1,722,000, being a 14% Capital Interest.

            Media Consultants, Inc.    $492,000, being a 4% Capital Interest.

            Maria J. Argudin           $492,000, being a 4% Capital Interest.

            Bayside Company Store      $1,476,000, being a 12% Capital Interest.

         Each DBE Member will borrow:
               o 10% of their capital contribution from outside sources,
               o 90% of their capital contribution from Greyhound Leisure
                 Services, Inc.
         Interest charged to DBE Members will be fixed at prime rate.

         DBE Members will reimburse interest charges to GLSI from the proceeds of their profit shares. Depreciation and financing expenses will be charged to income statement prior to profit distribution.

         2.2.     CAPITAL ACCOUNTS.

                  (a) DEBITS AND CREDITS. Manager shall cause Venture to maintain separate accounts of the capital for each Member ("Capital Account") reflecting such Member's Capital Interest in accordance with the applicable provisions of the Internal Revenue Code of 1986, as amended ("Code"), and the regulations issued thereunder ("Regulations").

                  (b) Each Member's Capital Account shall be credited with such Member's capital contributions, and a portion of the Profits (herein defined) of Venture equal to such Members Capital Interest, determined for each fiscal year of Venture according to accounting principles consistently applied and allocated to such Member in accordance with the provisions of this Agreement.

                  (c) Each Member's Capital Account shall be debited by the amount of cash distributed to such Member in accordance with this Agreement, the gross asset value of any other Venture property distributed to such Member pursuant to any provision of this Agreement, a portion of the Losses (herein defined) of Venture equal to such Member's Capital Interest and the amount of any liabilities of such



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                  Member that are assumed by Venture or that are secured by any property contributed by such Member to the Venture.

                  (d) If the gross asset value of the Venture assets are adjusted pursuant to this Agreement, the Capital Accounts of all Members shall be adjusted simultaneously to reflect the aggregate net adjustment, as if Venture had recognized gain or loss equal to the amount of such aggregate net adjustment and the resulting gain or loss had been allocated among the Members in accordance with their respective Capital Percentage Interest.

         2.3. INTERPRETATION AND CHANGES. The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with the Code and applicable Regulations and shall be interpreted and applied in a manner consistent therewith. If, after consultation with Venture counsel, it is determined that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto are allocated or computed, in order to comply with such applicable federal law, the Manager shall make such modifications after notification to and consultations with the other Members; provided the Manager determines in good faith that such modification is not likely to have a material adverse effect on the amounts properly distributable to any Member upon the termination of this Venture and that such modification will not increase the liability of any Member to third parties.

3.       MANAGEMENT; RIGHTS AND DUTIES OF MANAGER.

         3.1. MANAGEMENT. The business and affairs of Venture shall be managed by Manager in consultation with other Members through the Management Committee herein provided for. Manager shall direct, manage and control the business of Venture to the best of its ability in consultation with such Management Committee as herein provided. No Member alone other than the Manager or Management Committee shall have the authority to bind Venture. The expertise to be provided by Century, Media, Maria Argudin, and Bayside is described in Exhibit "A" attached hereto.

         3.2.     MANAGEMENT COMMITTEE.

                  (a) The business of the Venture shall be managed by Manager by consultation with a Management Committee. The Management Committee shall consist of three members. GLSI, as Manager, shall appoint one member of the Management Committee. Century Duty Free, Inc., Media Consultants, Inc., Maria J. Argudin, and Bayside Company Store shall elect two (2) other members of the Management Committee. Each of said Members shall have the right to propose one (1) nominee for the Management Committee, and the two (2) nominees receiving the greatest number of votes shall be appointed to the Management Committee. Within 10 days of the date of this Agreement, each Member shall advise the other in writing of the identity of its initial appointee or appointees to the Management Committee. Each Member shall have the right, by written notice to the Venture and the other Members, to designate and appoint any Management



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                  Committee member to replace a Management Committee member
                  previously appointed by it in the event of the latter's death, resignation, retirement or removal from office. Such remaining Members shall also have the right, by written notice to the Venture and the other Members, to remove any of the Management Committee members appointed by such Members, or to designate a substitute for any such Management Committee members, to serve in the place of such Management Committee member for such period designated by such Member in the notice referred to above. No member of the Management Committee shall hold office for a fixed term; rather, each Management Committee member shall serve until he or she dies, resigns, retires or is removed from office by the Members that appointed him or her.

                  (b) Meetings of the Management Committee for the transaction of the business of the Venture may be called at such time, subject to 24 hours prior notice, by the Member provided, however, that the Management Committee shall meet not less frequently than once each calendar quarter. Meetings shall take place at the offices of the Manager or at such other location as may be agreed upon by the Members. Actions and decisions of the Management Committee shall be final, conclusive and binding upon the Venture and the Members with the same force and effect as if each of the Members had specifically or affirmatively taken such action or decision, subject, however to Section 3.2(d) hereof.

                  (c) The Management Committee from time to time may delegate to a Member the exclusive authority to act for, or assume an obligation or create a liability on behalf of, the Venture. That Member shall act in accordance with the decision of the Management Committee.

                  (d) The decisions of the Management Committee shall be determined whenever possible by consensus. However, if the members of the Management Committee cannot agree on a decision, then except in an emergency, the issue for decision shall be referred by the Management Committee to the Members. The presidents of each corporate Member, and each individual Member, shall promptly confer and attempt to make the decision by consensus. If the Members cannot agree on a decision, then the issue shall be decided by affirmative vote of a Majority-In-Interest of the Members. In an emergency, the decision shall be made by Manager, and the decision shall be binding on the members of the Management Committee, the Members and the Venture so long as such decision is consistent with the terms and conditions of this Agreement. No Member nor her or its representative on the Management Committee shall receive compensation from the Venture for his or its services as a member of the Management Committee.

         3.3. NUMBER, TENURE AND QUALIFICATIONS OF MANAGER. GLSI initially shall be the sole Manager. The number of Managers of Venture shall be fixed from time to time by the affirmative vote of a Majority-In-Interest of the Members, but at all times there shall be at




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         least one Manager. Each Manager shall hold office until the next annual meeting of Members or until its successor shall have been elected and qualified. Managers need not be residents of the State of Florida. As used herein, Majority-In-Interest means a simple majority of the Capital Interests of Members stated herein or, in the case described in
         Section 8.2 herein, a simple majority of the Capital Interests of Members excluding that of the Member in default.

         3.4. CERTAIN POWERS OF MANAGER. Without limiting the generality of
         Section 3.1 hereof, Manager shall have power and authority, on behalf of Venture, after consultation with the Management Committee, subject to the limitations of Section 3.5 hereof to exercise the powers and perform the acts described below. Manager shall disclose to the Management Committee any dealings which Manager intends to conduct with affiliates of Manager.

                  (a) Upon the affirmative vote a Majority-In-Interest, to acquire property from any person as the Manager may determine, and the fact that a Member is directly or indirectly affiliated or connected with any such person shall not prohibit Manager from dealing with that person;

                  (b) Upon the affirmative vote of a Majority-In-Interest, to borrow money for Venture from banks, other lending institutions, Members, or affiliates of Members on such terms as they deem appropriate, and in connection therewith, to hypothecate, encumber and grant security interests in the assets of Venture to secure repayment of the borrowed sums. No debt or other obligation shall be contracted or liability incurred by or on behalf of Venture except by Manager;

                  (c) To purchase liability and other insurance to protect Venture's property and business;

                  (d) To hold and own any Venture real and/or personal properties in the name of Venture;

                  (e) To invest any Venture funds temporarily (by way of example but not limitation) in time deposits, short-term governmental obligations, commercial paper or other investments;

                  (f) To execute on behalf of Venture all instruments and documents, within its authority, including, without limitation, checks, drafts, note and other negotiable instruments, mortgage or deeds of trust, security agreements, financing statements, documents providing for the acquisition, mortgage or disposition of the Venture's property, assignments, bills of sale, leases, partnership agreements, Miami International Airport concession agreement or agreements, and any other instruments or documents necessary, in the opinion of Manager, to the ordinary course of business of Venture;



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                  (g) To employ accountants, legal counsel, managing agents or other experts to perform services for Venture and to compensate them from Venture funds;

                  (h) To act as "tax matters partner" pursuant to Section 6231 of the Code;

                  (i) To enter into any and all other agreements on behalf of Venture in the ordinary course of its business, with any other person or entity for any purpose, in such forms as Manager may approve; including the establishment of a procedure and agreement whereby inventory to be sold by Venture shall be provided by GLSI on a consignment basis pursuant to which title to it will remain vested in GLSI, and Venture shall bear all carrying costs of such consigned inventory and upon sale thereof will reimburse Manager for Manager's verified cost thereof and such carrying costs out of sale proceeds; and

                  (j) To do and perform all other acts as may be necessary or appropriate to the conduct of Venture's business in its ordinary course.

         3.5.     LIMITATIONS.

                  (a) Unless authorized to do so by this Agreement or by a Manager, no Member, agent or employee of Venture shall have any power or authority to bind Venture in any way, to pledge its credit or to render it liable for any purpose. However, a Manager may act by or through duly authorized attorney-in-fact.

                  (b) It is expressly agreed that the Venture, the Manager, and none of the Members shall take on behalf of the Venture, action with respect to any of the following matters unless approved in writing by all Members acting individually or through their appointed representatives of the Management
                  Committee:

                           (i) The establishment by the Venture of any concession other than the Concession in the Airport or elsewhere;

                           (ii) The amount, terms and conditions of any long-term debt of the Venture;

                           (iii) Amending the Concession Agreement or admission of any new Members to the Venture;

                           (iv) Selling or disposing of assets having a value in excess of $10,000;

                           (v) Any contract, agreement or undertaking, other than the Concession Agreement, by which any Member becomes or might become subject to possible claims or liabilities which are not expressly limited to the interest of such Member in the Venture;



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                           (vi) The institution of any legal or administrative
                           action by or on behalf of the Venture or the compromise or settlement of any claim of the Venture of more than $5,000 for less than the face amount of such claim;

                           (vii) Except as otherwise provided herein, the distribution of cash or property by the Venture;

                           (viii) The lending by Venture of money to or the guarantee by Venture of the indebtedness of any third party;

                           (ix) The making, execution or delivery on behalf of the Venture of any assignment for the benefit of creditors or any concession of judgment, guarantee, indemnity bond or surety bond;

                           (x) The filing of a complaint or the institution of any proceeding at law or in equity to have any property of the Venture partitioned;

                           (xi) Borrowing any money or the execution or modification of any mortgage, deed to secure debt, pledge, encumbrance or other hypothecation or security agreement affecting the assets of the Venture or any financing in connection therewith; or

                           (xii) Any transaction not within the scope of the Venture business described herein.

         3.6. EXCLUSIVE DUTY TO VENTURE. Manager shall not be required to manage Venture at its sole and exclusive function and it may have other business interests and may engage in other activities in addition to those relating to Venture. Neither Venture nor any Member shall have any right, by virtue of this Agreement, to share or participate in such other investments or activities of Manager or to the income or proceeds derived therefrom.

         3.7. BANK ACCOUNTS. Manager may from time to time open bank accounts in the name of Venture, and Manager shall be the sole signatory thereon, unless the Majority-In-Interest of the Members determines otherwise.

         3.8. INDEMNITY OF THE MANAGER. Manager shall be indemnified by Venture for acts or omissions in its capacity as Manager of the Venture to the fullest extent permitted by Florida law.

         3.9. RESIGNATIONS. Any Member may resign as Manager of Venture at any time by giving written notice to the Members. The resignation of any Manager shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice thereof or at such later time as shall be specified therein, the acceptance of such resignation shall not be necessary to make it effective. Such resignation shall affect such Manager's rights and liabilities as a member.


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         3.10. REMOVAL. Manager may be removed at any time, with or without cause, by the affirmative vote of a Majority-In-Interest of the Members.

         3.11. VACANCIES. Any vacancy occurring for any reason in the office of Manager of Venture may be filled by the affirmative vote of a Majority-In-Interest of Members. A manager elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office and shall hold office until the expiration of such term and until his successor shall be elected and shall qualify or until his earlier death, resignation or removal. A Manager chosen to fill a position resulting from an increase in the number of Managers shall hold office until the next annual meeting of Members and until his successor shall be elected and shall qualify, or until his earlier death, resignation or removal.

         3.12. COMPENSATION. Compensation for Manager's services and obligations hereunder shall be established by the Majority-In-Interest of the Members to provide Manager with a means to be reimbursed for its cost and expense of management services, including the reimbursement of direct costs pursuant to Section 3.4(i) hereof and a reimbursement of indirect costs of not less than 3% of gross receipts of Joint Venture.

         3.13. TRAINING PROVIDED BY MANAGER. In connection with managing the Venture and consulting with the other Members, Manager shall provide training opportunities to Century, Media, Maria Argudin and Bayside, which include but are not limited to the opportunities listed in Exhibit "B".

4.       RIGHTS AND OBLIGATIONS OF MEMBERS.

         4.1. LIABILITY. Manager and Members shall be liable for the Venture's obligations under the Concession Agreement and all other obligations of the Venture.

         4.2. LIST OF MEMBERS. Upon written request of any Member, Manager shall provide a list showing the names, last known addresses and interests of all Members.

         4.3. APPROVAL OF SALE OF ALL ASSETS. Members shall have the right, by the affirmative vote of a Majority-In-Interest, to approve the sale, exchange or other disposition of all, or substantially all, of Venture's assets which is to occur as part of a single transaction or plan.

         4.4. ACCOUNTS. Manager shall maintain and preserve at Venture's registered office, during the term of the Venture, and as long thereafter as all years are open by statute or pursuant to waivers in state or federal tax review of audit, all accounts, books, and other relevant Venture documents, including, without limitation, copies of this Agreement together with any supplements, modifications or amendments hereto, any prior operating agreements no longer in effect, written agreements by a Member to make a capital contribution to Venture, copies of Venture's federal, state and local income tax returns and reports and copies of all financial statements. Upon reasonable request, each




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         Member shall have the right, during ordinary business hours, to inspect and copy such Venture documents at the Member's expense.

         4.5. PRIORITY AND RETURN OF CAPITAL. Except as otherwise provided herein, no Member shall have priority over any other Member, either as to the return of Capital Contributions or as to Profits, Losses or distributions; provided that this Section shall not apply to loans (as distinguished from capital contributions) which a Member has made to Venture.

5.       MEETING OF MEMBERS.

         5.1. ANNUAL MEETING. An annual meeting of the Members shall be held prior to the end of May of each year or at such time as shall be determined by a Majority-In- Interest of the Members, commencing with the year 1996 for the purpose of the transaction of such business as may come before such meetings.

         5.2. SPECIAL MEETINGS. Special meetings of the Members, for any purpose or purposes may be called by Manager or by a Majority-In-Interest of the Members.

         5.3. QUARTERLY MEETINGS. Quarterly meetings of the Management Committee shall be held within 30 days after the end of each calendar quarter.

         5.4. PLACE OF MEETINGS. The Members may designate any place, either within or outside the State of Florida, as the place of meeting for any meeting of the Members. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be held at 8052 N.W. 14th Street, Miami, Florida 33126-1612.

         5.5. NOTICE OF MEETINGS. Except as provided in Section 5.7 hereof, written notice stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called shall be delivered not less than 1 nor more than 30 days before the date of the meeting, either personally or by mail, by or at the direction of Manager or person calling the meeting, to each Member entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered 2 calendar days after being deposited in the United States mail, addressed to the Member at its address as it appears on the books of Venture, with postage thereon prepaid. If transmitted by way of facsimile, such notice shall be deemed to be delivered on the date of such facsimile transmission to the fax number, if any, for the respective member which has been supplied by such Member to Manager and identified as such Member's facsimile number.

         5.6. MEETINGS OF ALL MEMBERS. If all Members shall meet at any time and place, either within or outside of the State of Florida, and consent to the holding of a meeting at such time and place, such meeting shall be valid without call or notice, and at such meeting lawful action may be taken.

         5.7. RECORD DATE. For the purpose of determining Members entitled to notice of or to vote at any meeting of Members or any adjournment thereof, or Members entitled to



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         receive payment of any distribution, or in order to make a determination of Members for any other purpose, the date on which notice of the meeting is mailed or the date on which the resolution declaring such distribution is adopted, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this Section 5.6, such determination shall apply to any adjournment thereof.

         5.8. QUORUM. A Majority-In-Interest of Members represented in person or by proxy, shall constitute a quorum at any meeting of Members. In the absence of a quorum at any such meeting, a majority of the Interest so represented may adjourn the meeting from time to time for a period not to exceed 60 days without further notice. However, if the adjournment is for more than 60 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Member of record entitled to vote at a meeting.

         5.9. MANNER OF ACTING. If a quorum is present, the affirmative vote of a Majority-In- Interest of Members shall be the act of the Members, unless the vote of a greater or lesser proportion or number is otherwise required by this Agreement.

         5.10. PROXIES. At all meetings of Members, a Member may vote in person or by proxy executed in writing by the Member or by a duly authorized attorney-in-fact. Such proxy shall be filed with the Manager before or at the time of the meeting. No proxy shall be valid after 11 months from the date of its execution, unless otherwise provided in the proxy.

         5.11. ACTION BY MEMBERS WITHOUT A MEETING. Action required or permitted to be taken at a meeting of Members may be taken without a meeting if the action is evidenced by one or more written consents describing the action taken, signed by each Member entitled to vote and delivered to the Manager for inclusion in the minutes or for filing with Venture records. Action taken under this Section is effective when all Members entitled to vote have signed the consent, unless the consent specifies a different effective date. The record date for determining Members entitled to take action without a meeting shall be the date the first Member signs a written consent.

         5.12. WAIVER OF NOTICE. When any notice is required to be given to any Member, a waiver thereof in writing signed by the Person entitled to such notice, whether before, at, or after the time stated therein, shall be equivalent to the giving of such notice.

6.       PROFIT AND LOSSES; DISTRIBUTIONS.

         6.1. DEFINITIONS. As used in this Agreement, the terms "Profits" and "Losses" have the following meanings:

                  (a) "Profits" means, for the fiscal year of Venture, the income gains of Venture determined in accordance with accounting principles consistently applied from year to year and, as reported, separately or in the aggregate, as appropriate,



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                  on Venture's information tax return filed for federal income tax purposes, plus any income described in Section 705(a)(1)(B) of the Code.

                  (b) "Losses" means, for each fiscal year of Venture, the losses and deductions of Venture determined in accordance with accounting principles consistently applied from year to year and, as reported, separately or in the aggregate, as appropriate, on Venture's information tax return filed for federal income tax purposes, plus any expenditures described in Section 705(a)(2)(B) of the Code.

         6.2. PROFITS AND LOSSES. Subject to Section 6.4 hereof, each Member shall share in the Profits and Losses of the Venture in proportion to their respective Capital Interests.

         6.3. DISTRIBUTIONS. Except as otherwise provided herein, all distributions of cash or other property out of Profits shall be made to Members in proportion to their respective Capital Interests on the record date of such distribution. Except as otherwise provided herein, all distributions shall be made at such time as is determined by Manager. All amounts withheld pursuant to the Code, Regulations or any provisions of state or local tax law with respect to any payment or distribution to Members from Venture shall be treated as amounts distributed to the relevant Member or Members pursuant to this Section
         6.3 hereof.

         6.4. LIMITATION UPON DISTRIBUTIONS. No distribution shall be declared and paid unless, after the distribution is made, the assets of Venture are in excess of all liabilities of Venture, except liabilities to Members on account of their contributions.

         6.5. ACCOUNTING METHOD. The books and records of account of Venture shall be maintained in accordance with the accrual method of accounting.

         6.6. INTEREST ON AND RETURN OF CAPITAL CONTRIBUTIONS. No Member shall be entitled to interest on the Member's capital contributions or to the return of the Member's capital contribution, except as otherwise specifically provided for herein.

         6.7. LOANS TO VENTURE. Nothing in this Operating Agreement shall prevent any Member from making secured or unsecured loans to Venture by agreement with Venture.

         6.8. ACCOUNTING PERIOD. Venture's fiscal year shall be the calendar year.

         6.9. RECORDS, AUDITS AND REPORTS. At the expense of Venture, Manager shall maintain records and accounts of all operations and expenditures of Venture. At a minimum, Venture shall keep at its principal place of business the following records:

                  (a) A current list of the full name and last known business, residence, or mailing address of each Member and Manager, both past and present;

                  (b) Copies of Venture's federal, state and local income tax returns and reports, if any, for all years that are open by statute or pursuant to waivers for state or federal tax review or audit;

                  (c) Copies of Venture's currently effective written Joint Venture Agreement and all amendments thereto, copies of any prior written agreements no longer in effect, copies of any writings permitted or required with respect to a Member's obligation to contribute cash, property or services, and copies of any financial statements of Venture for the three most recent years;

                  (d) Minutes of every annual, special, and court-ordered meeting of Members;

                  (e) Any written consents obtained from Members for actions taken by Members without a meeting.

         6.10. TAX RETURNS AND OTHER ELECTIONS. Manager shall cause the preparation and timely filing of all returns required to be filed by Venture pursuant to the Code and all other tax returns deemed necessary and required in each jurisdiction in which Venture does business and the timely payment or deposit of all taxes due. Copies of such returns, or pertinent information therefrom, shall be furnished to Members within a reasonable time after the end of Venture's fiscal year. All elections permitted to be made by Venture under federal or state tax or other laws shall be made by Manager in its sole discretion.

7.       RESTRICTIONS ON TRANSFERABILITY.

         No Member shall have any right to retire or withdraw voluntarily from the Venture or to sell, transfer or assign a Capital Interest separately or to sell an Interest, or voluntarily to commit an act that constitutes an event of withdrawal as a Member under any applicable law ("Withdrawal Event"). Any voluntary act of a Member that constitutes a withdrawal from Venture shall constitute a material breach of this Agreement and Venture shall be entitled to collect damages for such breach. Such damages shall offset any cash or other property otherwise distributable to such Member by Venture. Admission of a transferee of an Interest as Member shall not effect the dissolution of Venture.

8.       REMOVAL/WITHDRAWAL/ADDITION OF MEMBERS.

         8.1. After the formation of Venture pursuant hereto, no person or entity may become a Member of Venture. No assignee of an Interest of a Member of Venture may become a Member of Venture without the written consent of a Majority-In-Interest of the Members; provided, however, that there shall be no dilution of the aggregate Interest in the Venture held by Disadvantaged Business Enterprises as defined in PMD No. 000036 specifications referred to in Section 1.6 hereof. No new Members by virtue of any such assignment shall be entitled to any retroactive allocation of Profits, Losses or expense deductions incurred by Venture. Manager, at the time any new Member is admitted, may close the Venture books (as though Venture's tax year had ended) or make pro rata allocations of Profits, Losses, income and expense deductions to such new Member for that portion of the Venture's tax year in which such new Member was admitted in accordance with the provisions of Section 706(d) of the Code and the Regulations promulgated thereunder.

         8.2. If any Member is in default of any provision hereof and such default is not cured within 10 days of a written notice of such default, such Member may be removed by the affirmative vote of the Majority-In-Interest, excluding the interest of the Member in default.

9.       DISSOLUTION AND TERMINATION.

         9.1.     DISSOLUTION.

                  (a) Venture shall be dissolved or terminated upon the occurrence of any of the following events:

                           (i) By the unanimous written agreement of all Members;

                           (ii) Upon the entry of a decree of dissolution by any court having jurisdiction;

                           (iii) Upon the acquisition by one Party or entity of a 100% Capital Interest; or

                           (iv) Upon any other Withdrawal Event, unless the business of Venture is continued by the specific consent of a Majority-In-Interest of the remaining Members given with 90 days after such event and there are at least 2 remaining Members.

                           (v) As soon as possible following the occurrence of any Withdrawal Event, if Venture is not continued, a representative of the Venture shall execute and file such documents as may be required by law to reflect such dissolution or termination.

         9.2. EFFECT OF FILING OF DISSOLVING STATEMENT. Upon the dissolution or termination of Venture, it shall cease to carry on its business, except insofar as may be necessary for the winding up of its business, but its separate existence shall continue until termination documents or actions have been filed or taken as required by Florida law or until a decree dissolving or terminating Venture has been entered by a court of competent jurisdiction.

         9.3.     WINDING UP. LIQUIDATION AND DISTRIBUTION OF ASSETS.

                  (a) Upon dissolution of Venture, an accounting shall be made by Venture's independent accountants of the accounts of Venture and of Venture's assets, liabilities and operations, from the date of the last previous accounting until the date of dissolution. Manager immediately shall proceed to wind up the affairs of Venture.

                  (b) If Venture is to be dissolved or terminated and its affairs are to be wound up, Manager shall (1) sell or otherwise liquidate all of Venture's assets as promptly as practicable (except to the extent Manager may determine to distribute any assets to Members in kind); (2) allocate any Losses resulting from such sales to Members' Capital Accounts in accordance with their respective Capital Interests; (3) allocate all Profits resulting from such sales among the Members Capital Accounts in accordance with their respective Capital Interests; (4) discharge all liabilities of Members (other than liabilities to Members), including all costs relating to the dissolution, winding up, and liquidation and distribution of assets; (5) establish such reserves as reasonably may be necessary to provide for contingent liabilities of Venture (for purposes of determining the Capital Accounts of Members, the amounts of such reserves shall be deemed to be an expense of Venture); (6) discharge any liabilities of Venture to Members other than on account of their interests in Venture capital or Profits; and (7) distribute the remaining assets in the following order:

                           (i) If any assets of the Venture are to be distributed in kind, the net fair market value of such assets as of the date of dissolution shall be determined by independent appraisal or by agreement of Members. Such assets shall be deemed to have been sold as of the date of dissolution for their fair market value, and the Capital Accounts of Members shall be adjusted pursuant to the provisions of this Agreement to reflect such deemed sale.

                           (ii) The positive balance of each Member's Capital Account as determined after taking into account all Capital Account adjustments for Venture's taxable year during which the liquidation occurs, shall be distributed to Members, either in cash or in kind, as determined by Manager, with any assets distributed in kind being valued for this purpose at their fair market value as determined pursuant to Section 9.3(b)(i) hereof. Any such distributions to Members in respect of their Capital Accounts shall be made in accordance with the time requirements set forth in the Regulations.

                  (c) Upon completion of the winding up, liquidation and distribution of assets, Venture shall be deemed terminated.

                  (d) Manager shall comply with any applicable requirements of applicable law pertaining to the winding up of the affairs of Venture and the final distribution of its assets.

         9.4. TERMINATION DOCUMENTATION. When all debts, liabilities and obligations of Venture have been paid and discharged or adequate provisions have been made therefor and all of the remaining property and assets have been distributed to Members, an appropriate termination document shall be executed and filed as required by law.

         9.5. RETURN OF CONTRIBUTION NONRECOURSE TO OTHER MEMBERS. Except as provided by law, upon dissolution, each Member shall look solely to the assets of Venture or the return of its capital contribution. If Venture property remaining after the payment of discharge of the debts and liabilities of Venture is insufficient to return the cash or other property contribution to one or more Members, such Member or Members shall have no recourse against any other Member.

10.      MISCELLANEOUS PROVISIONS.

         10.1. NOTICES. Any notice, demand, or communication required or permitted to be given by any provision of this Agreement shall be deemed to have been sufficiently given or served for all purposes if delivered personally to the party or to an executive officer of the party to whom it is directed or, if sent by registered or certified mail, postage and charges prepaid, addressed to the Member's and/or Venture's address, as appropriate, which is set forth in this Agreement. Except as otherwise provided herein, any such notice shall be deemed to be given 3 business days after the date on which it was deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and sent as aforesaid.

         10.2. BOOKS OF ACCOUNT AND RECORDS. Proper and complete records and books of Venture shall be caused to be kept by Manager in which shall be entered fully and accurately all transactions and other matters relating to Venture's business in such detail and completeness as is customary and usual for businesses of the type engaged in by Venture. Such books and records shall be maintained as provided herein. The books and records at all times shall be maintained at the principal executive office of Venture and shall be open to the reasonable inspection and examination of Members of their duly authorized representatives during reasonable business hours.

         10.3. APPLICATION OF FLORIDA LAW. This Agreement and its application and interpretation shall be governed exclusively by its terms and by the laws of the State of Florida.

         10.4. WAIVER OF ACTION FOR PARTITION. Each Member irrevocably waives during the term of Venture any right that it may have to maintain any action for partition with respect to the property of Venture.

         10.5. AMENDMENTS. This Agreement may not be amended except by the unanimous written agreement of all Members.

         10.6. EXECUTION OF ADDITIONAL INSTRUMENTS. Each Member hereby agrees to execute such other and further statements of interest and holdings, designations, powers of attorney and other instruments necessary to comply with any applicable laws, rules or regulations.

         10.7. CONSTRUCTION. Whenever the singular letter is used in this Agreement and when required by the context, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders and vice versa; and the word "person" or "party" shall include a corporation, firm, partnership, proprietorship or other form of association.

         10.8. HEADINGS. The headings in this Agreement are inserted for convenience only and are no way intended to describe, interpret, define, or limit the scope, extent or intent of this Agreement or any provision hereof.

         10.9. WAIVERS. The failure of any party to seek redress for violation or to insist upon the strict performance of any covenant or condition of the Agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having the effect of an original violation.

         10.10. RIGHTS AND REMEDIES CUMULATIVE. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive the right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

         10.11. SEVERABILITY. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid, illegal, or unenforceable to any extent, the remainder of this Agreement and the application thereof shall not be affected and shall not be enforceable to the fullest extent permitted by law.

         10.12. HEIRS, SUCCESSORS AND ASSIGNS. Each and all of the covenants, terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the parties hereto and, to the extent permitted by this Agreement, their respective heirs, legal representatives, successors and assigns.

         10.13. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

MEMBERS:                                 MANAGER:

GREYHOUND LEISURE SERVICES,              GREYHOUND LEISURE SERVICES,
INC.                                     INC.


By:    /s/ J.P. Miquel                   By:    /s/ J.P. Miquel
   -------------------------------          ---------------------------------
Name:  J.P. Miquel                       Name:  J.P. Miquel
     -----------------------------            -------------------------------
Title: President                         Title: President
      ----------------------------             ------------------------------


CENTURY DUTY FREE, INC.                  MEMBERS:

                                         MARIA J. ARGUDIN, INDIVIDUALLY
By:    /s/ Sergio Pino
   -------------------------------
Name:  Sergio Pino                       /s/ Maria J. Argudin
     -----------------------------       ------------------------------------
Title: President                         (Witness) /s/ Peter E. Guston
      ----------------------------       ------------------------------------
                                         (Witness) /s/
                                         ------------------------------------

MEDIA CONSULTANTS, INC.                  BAYSIDE COMPANY STORE, INC.
                                         d/b/a BAYSIDE TO GO.


By:    /s/ J.L. de Cardenas              By:    /s/ Carole Ann Taylor
   --------------------------------         ---------------------------------
Name:  J.L. de Cardenas                  Name:  Carole Ann Taylor
     ------------------------------           -------------------------------
Title: President                         Title: President
      -----------------------------            ------------------------------



STATE OF FLORIDA
COUNTY OF DADE

Before me personally appeared J.P. Miquel, Sergio Pino, Maria J. Argudin, Carole Ann Taylor, and Jorge L. de Cardenas, to me well-known and known to me to be the persons who executed the foregoing instrument.

Witness my hand and official seal this ___ day of September, 1995.


                                         --------------------------------------
                                         Patricia E. Giurtino

                                    EXHIBIT A


The Function of Minority Joint Venture Members is outlined as follows:

Maria J. Argudin will serve as a resource to assist in the development of business strategies with emphasis on superior organizational performance and a proactive employee service philosophy. She will provide technical knowledge of the operational processes of local government agencies, and will work to enhance the public image of the Joint Venture in the Hispanic community through continued participation in local and national Hispanic social and professional organizations.

Bayside Company Store, Inc. d/b/a Bayside To Go will contribute its sales and merchandising abilities, providing expertise in the creativity of new lines of merchandise, store design, and training of African American and Caribbean employees.

Century Duty Free, Inc. will oversee the design, construction management, quality control, and construction of all airport facilities. Sergio Pino of Century Duty Free will be responsible for all improvements made to duty free airport facilities during the term of the contract.

Media Consultants, Inc. will be responsible for many of the advertising marketing and public relations programs for the Joint Venture. Under Jorge de Cardenas' direction the Joint Venture will create programs and profiles to insure excellent customer penetration locally and elsewhere. In addition, Media, Inc. will handle public relations as needed with Dade County and its government organizations.

                                    EXHIBIT B

GLSI offers the following training opportunities to DBE Members:

         o On the job training combined with executive training

         o Sales and customer skills (90 days on the job training)

         o Total Quality Management training

         o Merchandising, visual merchandising (90 days on the job training)

         o Supervisory skills and management (seminars at GLSI and with outside resources)

         o Office skills -- interviewing, hiring, training, motivating employees, understanding M.I.S., accounting functions (90 days on the job training plus outside seminars)

         o Parent company training program from The Dial Corp

         At the end of the training period a participant will have the option of running one of the duty free stores at MIA.

During the training periods, the trainee will receive, in addition to its percentage of income from profits, a salary commensurate with the positions occupied and the pay scales in effect at the time.

                  FIRST ADDENDUM TO THE JOINT VENTURE AGREEMENT


         This First Addendum to Joint Venture Agreement ("First Addendum") is made as of this 25th day of October, 1995, by and among Greyhound Leisure Services, Inc. ("GLSI"), Century Duty Free, Inc. ("Century"), Media Consultants, Inc. ("Media"), Maria J. Argudin ("Argudin"), and Bayside Company Store, Inc. d/b/a Bayside to Go ("Bayside"), as the first addendum to the Joint Venture Agreement between all parties dated as of August 31, 1995. Any capitalized terms shall have the same meanings as assigned to them in the Agreement.

         1. AMENDMENT OF SECTION 3.2(d). The fourth sentence of subparagraph (d) is deleted, and the following sentence is inserted in lieu thereof:

         "If the Members cannot agree on a decision, then the issue shall be decided by arbitration in accordance with Section 3.2(e). The decision of the arbitrator shall be binding on the members of the Management Committee, the Members and the Venture."

         2. ARBITRATION. The following provision is added to the Agreement as subparagraph (e) of Section 3.2:

         "(e) If arbitration is required to resolve an issue which the Members are unable to decide by consensus pursuant to Section 3.2(d), then any Member may refer the issue for arbitration. The referral shall be made to the Miami, Florida office of the American Arbitration Association ("AAA"). The Member(s) requesting arbitration shall request that the AAA appoint a single arbitrator, within five (5) working days from the date of the request, who is an individual with at least ten (10) years of experience in operation of airport retail concessions. The arbitrator shall exert reasonable efforts to schedule the arbitration hearing within thirty (30) days after the date of his or her appointment, and shall act with a view to resolving the matter as expeditiously as possible. The arbitration shall otherwise be in accordance with the Commercial Arbitration Rules of the AAA. The costs of the arbitration shall be paid by the Venture, although each Member shall be responsible for the fees and costs incurred in retaining counsel (if any) to represent the Member in the arbitration. An award rendered in connection with an arbitration pursuant to this Section shall be final and binding and judgment upon such an award may be entered and enforced in any court of competent jurisdiction."

IN WITNESS WHEREOF, the Members have caused this First Addendum to be executed as of the date first set forth above.

MEMBERS:                                 MANAGER:

GREYHOUND LEISURE SERVICES,              GREYHOUND LEISURE SERVICES,
INC.                                     INC.


By:    /s/ J.P. Miquel                   By:    /s/ J.P. Miquel
   -------------------------------          ---------------------------------
Name:  J.P. Miquel                       Name:  J.P. Miquel
     -----------------------------            -------------------------------
Title: President & CEO                   Title: President & CEO
      ----------------------------             ------------------------------


CENTURY DUTY FREE, INC.                  MEMBERS:

                                         MARIA J. ARGUDIN, INDIVIDUALLY
By:    /s/ Sergio Pino
   -------------------------------
Name:  Sergio Pino                       /s/ Maria J. Argudine
     -----------------------------       ------------------------------------
Title: President                         (Witness) /s/ Peter E. Guston
      ----------------------------       ------------------------------------
                                         (Witness) /s/ ??????????????
                                         ------------------------------------

MEDIA CONSULTANTS, INC.                  BAYSIDE COMPANY STORE, INC.
                                         d/b/a BAYSIDE TO GO.


By:    /s/ J.L. de Cardenas              By:    /s/ Carole Ann Taylor
   --------------------------------         ---------------------------------
Name:  J.L. de Cardenas                  Name:  Carole Ann Taylor
     ------------------------------           -------------------------------
Title: President                         Title: President
      -----------------------------            ------------------------------


STATE OF FLORIDA
COUNTY OF DADE

Before me personally appeared J.P. Miquel, Sergio Pino, Maria J. Argudin, Carole Ann Taylor, and Jorge L. de Cardenas, to me well-known and known to me to be the persons who executed the foregoing instrument.

Witness my hand and official seal this 25th day of October, 1995.

                                         /s/ Patricia E. Giurtino
                                         --------------------------------------
                                         Patricia E. Giurtino



                            [SEAL OF THE NOTARY PUBLIC    PATRICIA E. GIURTINO
                             OF THE STATE OF FLORIDA]     My Commission CC393387
                                                          Expires Jul. 18, 1998
                                                          Bonded by HAI
                                                          800-422-1555